SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                             FORM 8K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): February 29, 2000


                TELECOMMUNICATION PRODUCTS, INC.
     (Exact name of registrant as specified in its charter)

                             0-11882
                    (Commission File Number)

         Colorado                                  84-0916299
(state or other jurisdiction)                  (I.R.S. Employer
of incorporation or organization)             Identification No.)

             Post Office Box 17013, Golden, Colorado 80402
            (address of principal executive offices -
                      mailing address only)

Registrant's telephone number, including area code: (303)278-2725

             869 Moss Street, Golden, Colorado 80401
         (former address, if changed since last report)


Item 5.  Other Events.

     The building in which Telecommunication Products, Inc. (the "Company") was renting its office space has been sold, and the Company presently has no physical location for its offices. The Company currently has a mailing address of Post Office Box 17013, Golden, Colorado 80402.
negotiations for a substantive transaction but the terms have not been finalized and there is no agreement in place to consummate such transaction; the Company is only in negotiations at this time.

At the appropriate time, if the negotiations are successful, a further 8K will be filed announcing the terms of the transaction if agreed to and the conditions attendant thereto.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TELECOMMUNICATION PRODUCTS, INC.
                                   (Registrant)


Date: February 29, 2000            By:  /s/ Don E. Ranniger
                                      Don E. Ranniger, President